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                                                                 Exhibit (a)(18)


                                 THE GALAXY FUND
                        (A Massachusetts Business Trust)

                     CERTIFICATE OF CLASSIFICATION OF SHARES


                  I, W. Bruce McConnel, III, do hereby certify as follows:

                            (1)    That I am the duly elected Secretary of The
Galaxy Fund (the "Trust");

                           (2)    That in such capacity I have examined the
records of actions taken by the Board of Trustees of the Trust at the regular meeting of the Board held on December 2, 1999;

                           (3)    That the following resolutions were duly
adopted at the meeting by the Board of Trustees of the Trust:

                           RESOLVED, that pursuant to Section 5.1 of Galaxy's
                  Declaration of Trust, an unlimited number of authorized, unissued and unclassified shares of beneficial interest of Galaxy be, and hereby are, classified into each of eleven additional separate series of shares which shall be designated, respectively, Class A-Special Series 3, Class F-Special Series 2, Class E-Special Series 2, Class L-Series 6, Class D-Special Series 5, Class J-Series 6, Class R-Series 3, Class N-Series 6, Class U-Series 6, Class H-Series 6 and Class G-Series 6;

                           FURTHER RESOLVED, that (a) Class A-Special Series 3
                  shares of beneficial interest shall represent interests in the Money Market Fund; (b) Class F-Special Series 2 shares of beneficial interest shall represent interests in the U.S. Treasury Fund; (c) Class E-Special Series 2 shares of beneficial interest shall represent interests in the Tax-Exempt Fund; (d) Class L-Series 6 shares of beneficial interest shall represent interests in the Short-Term Bond Fund; (e) Class D-Special Series 5 shares of beneficial interest shall represent interests in the Intermediate Government Income Fund; (f) Class J-Series 6 shares of beneficial interest shall represent interests in the High Quality Bond Fund; (g) Class R-Series 3 shares of beneficial interest shall represent interests in the Rhode Island Municipal Bond Fund; (h) Class N-Series 6 shares of beneficial interest shall represent interests in the Asset Allocation Fund; (i) Class U-Series 6 shares of beneficial interest shall represent interests in the Growth and Income Fund; (j) Class H-Series 6 shares of beneficial interest shall represent interests in the Equity Growth Fund; and (k) Class G-Series 6 shares of beneficial interest shall represent interests in the International Equity Fund;


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                           FURTHER RESOLVED, that each share of Class A-Special
                  Series 3, Class F-Special Series 2, Class E-Special Series 2, Class L-Series 6, Class D-Special Series 5, Class J-Series 6, Class R-Series 3, Class N-Series 6, Class U-Series 6, Class H-Series 6 and Class G-Series 6 newly classified hereby shall have all of the following preferences, conversion and other rights, voting powers, restrictions, limitations, qualifications and terms and conditions of redemption:

                        (1) ASSETS BELONG TO A CLASS. All consideration received by Galaxy for the issue or sale of shares of Class A-Special Series 3, Class F-Special Series 2, Class E-Special Series 2, Class L-Series 6, Class D-Special Series 5, Class J-Series 6, Class R-Series 3, Class N-Series 6, Class U-Series 6, Class H-Series 6 and Class G-Series 6 shall be invested and reinvested with the consideration received by Galaxy for the issue and sale of all other shares now or hereafter classified as shares of Class A, Class F, Class E, Class L, Class D, Class J, Class R, Class N, Class U, Class H and Class G, respectively (irrespective of whether said shares have been classified as part of a series of said Class and if so classified as part of a series, irrespective of the particular series classification), together with all income, earnings, profits, and proceeds derived from the investment thereof, including any proceeds derived from the sale, exchange, or liquidation of such investment, any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, and any general assets of Galaxy allocated to Class A, Class F, Class E, Class L, Class D, Class J, Class R, Class N, Class U, Class H and Class G (including the Class A, Class F, Class E, Class L, Class D, Class J, Class R, Class N, Class U, Class H and Class G shares formerly classified, Class A-Special Series 3, Class F-Special Series 2, Class E-Special Series 2, Class L-Series 6, Class D-Special Series 5, Class J-Series 6, Class R-Series 3, Class N-Series 6, Class U-Series 6, Class H-Series 6 and Class G-Series 6 shares herein classified or such other shares with respect to such Class A, Class F, Class E, Class L, Class D, Class J, Class R, Class N, Class U, Class H and Class G) by the Board of Trustees in accordance with Galaxy's Declaration of Trust. All income, earnings, profits, and proceeds, including any profits derived from the sale, exchange or liquidation .of such shares of Class A, Class F, Class E, Class L, Class D, Class J, Class R, Class N, Class U, Class H and Class G and any assets derived from any reinvestment of such proceeds in whatever form shall be allocated to the Class A-Special Series 3 shares, Class F-Special Series 2 shares, Class E-Special Series 2 shares, Class L-Series 6 shares, Class D-Special Series 5 shares, Class J-Series 6 shares, Class R-Series 3 shares, Class N-Series 6 shares, Class U-Series 6 shares, Class H-Series 6 shares and Class G-Series 6 shares in the proportion that the net asset value of such Special Series or Series of shares of such Class bears to the total net asset value of all shares of such Class A, Class F, Class E, Class L, Class D, Class J, Class R, Class N, Class U, Class H and Class G (irrespective of whether said shares have been classified as part of a series of said Class and, if so classified as part of a series, irrespective of the particular series classification).


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                        (2)  LIABILITIES BELONGING TO A CLASS. All the
                  liabilities (including expenses) of Galaxy in respect of Class A, Class F, Class E, Class L, Class D, Class J, Class R, Class N, Class U, Class H and Class G shall be allocated to the Class A-Special Series 3 shares, Class F-Special Series 2 shares, Class E-Special Series 2 shares, Class L-Series 6 shares, Class D-Special Series 5 shares, Class J-Series 6 shares, Class R-Series 3 shares, Class N-Series 6 shares, Class U-Series 6 shares, Class H-Series 6 shares and Class G-Series 6 shares hereby classified of such Class A, Class F, Class E, Class L, Class D, Class J, Class R, Class N, Class U, Class H and Class G in the proportion that the net asset value of such Special Series or Series of shares of such Class bears to the total net asset value of all shares of such Class A, Class F, Class E, Class L, Class D, Class J, Class R, Class N, Class U, Class H and Class G (irrespective of whether said shares have been classified as a part of a series of said Class and, if so classified as a part of a series, irrespective of the particular series classification), except that to the extent that may be from time to time determined by the Board of Trustees to allocate the following expenses to such Class A-Special Series 3 shares, Class F-Special Series 2 shares, Class E-Special Series 2 shares, Class L-Series 6 shares, Class D-Special Series 5 shares, Class J-Series 6 shares, Class R-Series 3 shares, Class N-Series 6 shares, Class U-Series 6 shares, Class H-Series 6 shares and Class G-Series 6 shares (or any other series of shares of such Class):

                                (a)     only the Special Series 3 shares of
                        Class A, Special Series 2 shares of Class F, Special Series 2 shares of Class E, Series 6 shares of Class L, Special Series 5 shares of Class D, Series 6 shares of Class J, Series 3 shares of Class R, Series 6 shares of Class N, Series 6 shares of Class U, Series 6 shares of Class H and Series 6 shares of Class G shall bear: (i) the expenses and liabilities of payments to institutions under any agreements entered into by or on behalf of Galaxy which provide for services by the institutions exclusively for their customers who own of record or beneficially such Special Series 3 shares of Class A, Special Series 2 shares of Class F, Special Series 2 shares of Class E, Series 6 shares of Class L, Special Series 5 shares of Class D, Series 6 shares of Class J, Series 3 shares of Class R, Series 6 shares of Class N, Series 6 shares of Class U, Series 6 shares of Class H and Series 6 shares of Class G; and (ii) such other expenses and liabilities as the Board of Trustees may from time to time determine are directly attributable to such shares and which therefore should be borne solely by the Special Series 3 shares of Class A, Special Series 2 shares of Class F, Special Series 2 shares of Class E, Series 6 shares of Class L, Special Series 5 shares of Class D, Series 6 shares of Class J, Series 3 shares of Class R, Series 6 shares of Class N, Series 6 shares of Class U, Series 6 shares of Class H and Series 6 shares of Class G; and

                                (b) no Special Series 3 shares of Class A, Special Series 2 shares of Class F, Special Series 2 shares of Class E, Series 6 shares of Class L, Special Series 5 shares of Class D, Series 6 shares of Class J,


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                        Series 3 shares of Class R, Series 6 shares of Class N,
                        Series 6 shares of Class U, Series 6 shares of Class H and Series 6 shares of Class G shall bear (i) the expenses and liabilities of payments to institutions under any agreements entered into by or on behalf of Galaxy which provide for services by the institutions exclusively for their customers who own of record or beneficially shares of Class A, Class F, Class E, Class L, Class D, Class J, Class R, Class N, Class U, Class H and Class G other than Special Series 3 shares of Class A, Special Series 2 shares of Class F, Special Series 2 shares of Class E, Series 6 shares of Class L, Special Series 5 shares of Class D, Series 6 shares of Class J, Series 3 shares of Class R, Series 6 shares of Class N, Series 6 shares of Class U, Series 6 shares of Class H and Series 6 shares of Class G; and (ii) such other expenses and liabilities as the Board of Trustees may from time to time determine are directly attributable to shares of Class A, Class F, Class E, Class L, Class D, Class J, Class R, Class N, Class U, Class H and Class G other than the Special Series 3 shares of Class A, Special Series 2 shares of Class F, Special Series 2 shares of Class E, Series 6 shares of Class L, Special Series 5 shares of Class D, Series 6 shares of Class J, Series 3 shares of Class R, Series 6 shares of Class N, Class 6 shares of Class U, Series 6 shares of Class H and Series 6 shares of Class G and which therefore should be borne solely by such other shares of Class A, Class F, Class E, Class L, Class D, Class J, Class R, Class N, Class U, Class H and Class G and not the Special Series 3 shares of Class A, Special Series 2 shares of Class F, Special Series 2 shares of Class E, Series 6 shares of Class L, Special Series 5 shares of Class D, Series 6 shares of Class J, Series 3 shares of Class R, Series 6 shares of Class N, Series 6 shares of Class U, Series 6 shares of Class H and Series 6 shares of Class G.

                        (3) PREFERENCES, CONVERSION AND OTHER RIGHTS, VOTING POWERS, RESTRICTIONS, LIMITATIONS, QUALIFICATIONS, AND TERMS AND CONDITIONS OF REDEMPTION. Except as provided hereby, each Special Series 3 share of Class A, Special Series 2 share of Class F, Special Series 2 share of Class E, Series 6 share of Class L, Special Series 5 share of Class D, Series 6 share of Class J, Series 3 share of Class R, Series 6 share of Class N, Series 6 share of Class U, Series 6 share of Class H and Series 6 share of Class G shall have the same preferences, conversion, and other rights, voting powers, restrictions, limitations, qualifications, and terms and conditions of redemption applicable to all other shares as set forth in Galaxy's Declaration of Trust and shall also have the same preferences, conversion, and other rights, voting powers, restrictions, limitations, qualifications, and terms and conditions of redemption as each other share formerly, now or hereafter classified as a share of Class A, Class F, Class E, Class L, Class D, Class J, Class R, Class N, Class U, Class H and Class G (irrespective of whether said share has been classified as a part of a series of said Class and, if so classified as a part of a series, irrespective of the particular series classification) except that:


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                                (a)     On any matter that pertains to the
                        agreements or expenses and liabilities described under Section (2), clause (a) above (or to any plan or other document adopted by Galaxy relating to said agreements, expenses, or liabilities) and is submitted to a vote of shareholders of Galaxy, only the Special Series 3 shares of Class A, Special Series 2 shares of Class F, Special Series 2 shares of Class E, Series 6 shares of Class L, Special Series 5 shares of Class D, Series 6 shares of Class J, Series 3 shares of Class R, Series 6 shares of Class N, Series 6 shares of Class U, Series 6 shares of Class H and Series 6 shares of Class G (excluding the other shares classified as a series of such Class other than Class A - Special Series 3 shares, Class F - Special Series 2 shares, Class - E Special Series 2 shares, Class L - Series 6 shares, Class D - Special Series 5 shares, Class J - Series 6 shares, Class R - Series 3 shares, Class N - Series 6 shares, Class U - Series 6 shares, Class H- Series 6 shares and Class G - Series 6 shares) shall be entitled to vote, except that:

                                    (i) if said matter affects shares in Galaxy other than the Special Series 3 shares of Class A, Special Series 2 shares of Class F, Special Series 2 shares of Class E, Series 6 shares of Class L, Special Series 5 shares of Class D, Series 6 shares of Class J, Series 3 shares of Class R, Series 6 shares of Class N, Series 6 shares of Class U, Series 6 shares of Class H and Series 6 shares of Class G, such other affected shares in Galaxy shall also be entitled to vote, and in such case, such Special Series 3 shares of Class A, Special Series 2 shares of Class F, Special Series 2 shares of Class E, Series 6 shares of Class L, Special Series 5 shares of Class D, Series 6 shares of Class J, Series 3 shares of Class R, Series 6 shares of Class N, Series 6 shares of Class U, Series 6 shares of Class H and Series 6 shares of Class G shall be voted in the aggregate together with such other affected shares and not by class or series except where otherwise required by law or permitted by the Board of Trustees of Galaxy; and

                                    (ii) if said matter does not affect the
                                    Special Series 3 shares of Class A, Special
                                    Series 2 shares of Class F, Special Series 2 shares of Class E, Series 6 shares of Class L, Special Series 5 shares of Class D, Series 6 shares of Class J, Series 3 shares of Class R, Series 6 shares of Class N, Series 6 shares of Class U, Series 6 shares of Class H and Series 6 shares of Class G, such shares shall not be entitled to vote (except where required by law or permitted by the Board of Trustees) even though the matter is submitted to a vote of the holders of shares in Galaxy other than said Special Series 3 shares of Class A, Special Series 2 shares of Class F, Special Series 2 shares of Class E, Series 6 shares of Class L, Special Series 5 shares of Class D, Series 6 shares of Class J, Series 3 shares of Class R, Series 6 shares of Class N, Series 6


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                                    shares of Class U, Series 6 shares of Class
                                    H and Series 6 shares of Class G.

                                (b) Class A-Special Series 3 shares, Class F-Special Series 2 shares, Class E-Special Series 2 shares, Class L-Series 6 shares, Class D-Special Series 5 shares, Class J-Series 6 shares, Class R-Series 3 shares, Class N-Series 6 shares, Class U-Series 6 shares, Class H-Series 6 shares and Class G-Series 6 shares shall be convertible into Class A shares, Class F shares, Class E shares, Class L-Series 2 shares, Class D-Special Series 1 shares, Class J-Series 2 shares, Class R-Series 2 shares, Class N-Series 2 shares, Class U-Series 2 shares, Class H-Series 2 shares and Class G-Series 2 shares, respectively, on the basis of the relative net asset values of the shares converted, and otherwise after such time or times, and upon such conditions and pursuant to such procedures, as shall be determined by the Trustees from time to time in connection with the issuance and sale of such shares.

                           (4)     That the foregoing resolutions remain in full
force and effect on the date hereof.


                                                    /s/ W. Bruce McConnel, III
                                                    ----------------------------
                                                    W. Bruce McConnel, III
                                                    Secretary

Dated:  December 23, 1999

Subscribed and sworn to before
me this 23rd day of December, 1999

Dorothea A. Natale
------------------------------------------------
Notary Public




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